CONTACT ERIC GRAAP

(540) 349-0212 or

egraap@fauquierbank.com

FAUQUIER BANKSHARES, INC. ANNOUNCES ANNUAL AND QUARTERLY NET INCOME

•	Net Income of $5.6 million.

•	14.86% Return on Average Equity; 1.14% Return on Average Assets.

•	Loan portfolio growth of 9.2%.

WARRENTON, VA, January 31, 2007 – Fauquier Bankshares, Inc. (NASDAQ Capital Market: FBSS), today reported net income of $5,604,000 or $1.56 per diluted share, for the year ended December 31, 2006. This compares with $5,702,000 or $1.60 per diluted share, for 2005, a decrease of 1.7%. Return on average assets was 1.14% and return on average equity was 14.86% for 2006, compared with 1.27% and 16.94%, respectively, for 2005. The decline in net income was primarily due to the decline in the net interest margin caused by the current economic environment with a flat and inverted yield curve. The net interest margin for 2006 was 4.28% compared with 4.67% for 2005.

For the quarter ended December 31, 2006, net income was $1,435,000 or $0.40 per diluted share, compared with $1,669,000 or $0.47 per diluted share for the fourth quarter of 2005, a decrease of 14.1%. Return on average assets was 1.14% and return on average equity was 14.52% for the fourth quarter of 2006, compared with 1.43% and 18.90%, respectively, for the fourth quarter of 2005. The net interest margin for the fourth quarter of 2006 was 3.98% compared with 4.54% for the fourth quarter of 2005.

Randy Ferrell, President and CEO of Fauquier Bankshares, Inc. and its primary subsidiary, The Fauquier Bank, commented, “We are very pleased to report a return on asset of 1.14% and return on equity of 14.86% for 2006, in spite of the declining net interest margins. We were able to accomplish this by increasing our operating efficiencies and reducing the rate of non-interest expense growth. While our total assets and loan portfolio grew by 8.4% and 9.2%, respectively, and total other income grew by 12.1%, total other expenses grew by only 6.9%.”

Mr. Ferrell continued, “For most of 2006, the interest-rate yield curve had inverted to the point that a three month Treasury was yielding the same or more than the five year and ten year Treasury. While our deposit costs rapidly increased, the lack of a similar movement in longer-term rates limited our ability to increase the yield of our loan portfolio. As result, our net interest margin contracted in a fashion similar with much of the banking industry.”

Net loans and total deposits were $416.1 million and $416.1 million, respectively, at December 31, 2006, an increase of 9.2% and 6.2%, respectively, since December 31, 2005. At December 31, 2006, Fauquier Bankshares’ Wealth Management Services division had approximately $320.8 million in assets under management, a growth of 17.8% from December 31, 2005. Fauquier Bankshares and The Fauquier Bank had combined assets of $521.8 million and total shareholders’ equity of $38.7 million at December 31, 2006. Non-performing assets were $1.75 million or 0.42% of total loans at December 31, 2006, compared with $195,000 or 0.05% of total loans one year earlier. Loan charge-offs, net of recoveries, totaled $128,000 and $295,000 for 2006 and 2005, respectively.

The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices throughout Fauquier County and Manassas, Virginia, and plans to open its ninth banking office in Haymarket, Virginia in late 2007. Fauquier Bankshares’ stock price closed at $25.01 per share on January 30, 2007. It is listed on NASDAQ under the stock symbol FBSS. Additional information may be found by contacting us at www.fauquierbank.com or by calling: (800) 638-3798.

This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2006	2005
Assets
Cash and due from banks	$21,019,764	$26,565,702
Interest-bearing deposits in other banks	537,891	680,013
Federal funds sold	20,122,000	493,000
Securities, at fair value	40,352,775	48,390,771
Loans, net of allowance for loan losses of $4,470,533 in 2006 and $4,238,143 in 2005	416,061,150	381,049,471
Bank premises and equipment, net	7,584,089	8,289,581
Accrued interest receivable	1,802,379	1,585,849
Other assets	14,282,097	14,191,023
Total assets	521,762,145	481,245,410

Liabilities
Deposits:
Noninterest-bearing	85,495,160	95,411,624
Interest-bearing	330,576,258	296,245,545

Total deposits	416,071,418	391,657,169
Federal funds purchased	—	5,000,000
Dividends payable	—	—
Federal Home Loan Bank advances	55,000,000	42,000,000
Company-obligated mandatorily redeemable capital securities	8,248,000	4,124,000
Other liabilities	3,730,778	2,885,096
Commitments and contingent liabilities	—	—

Total liabilities	483,050,196	445,666,265

Shareholders’ Equity
Common stock, par value, $3.13; authorized 8,000,000 shares; issued and outstanding, 2006, 3,478,960 shares; 2005, 3,448,786 shares	10,889,145	10,794,700
Retained earnings	28,862,785	25,440,838
Accumulated other comprehensive income (loss), net	(1,039,981)	(656,393)
Total shareholders’ equity	38,711,949	35,579,145

Total liabilities and shareholders’ equity	$521,762,145	$481,245,410

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
For Each of the Three Years in the Period Ended December 31, 2006

	2006		2005		2004
Interest Income
Interest and fees on loans	$8,039,607		$23,186,158		$20,034,615

Interest and dividends on securities available for sale:
Taxable interest income	1,599,174		1,874,519		1,613,828
Interest income exempt from federal income taxes	52,580		52,280		56,215
Dividends	341,815		246,276		181,946
Interest on federal funds sold	92,221		47,215		71,940
Interest on deposits in other banks	26,306		7,270		19,708
Total interest income	30,151,703		25,413,718		21,978,252

Interest Expense
Interest on deposits	7,878,058		4,948,904		3,400,473
Interest on federal funds purchased	452,301		202,706		34,026
Interest on Federal Home Loan Bank advances	2,135,506		911,434		770,496
Distribution on capital securities of subsidiary trusts	435,771		275,176		206,274
Total interest expense	10,901,636		6,338,220		4,411,269

Net interest income	19,250,067		19,075,498		17,566,983
Provision for loan losses	360,000		472,917		539,583

Net interest income after
provision for loan losses	18,890,067		18,602,581		17,027,400

Other Income
Wealth management income	1,343,963		1,331,511		1,270,405
Service charges on deposit accounts	2,781,884		2,615,408		2,603,215
Other service charges, commissions and income	1,532,081		1,322,946		1,165,702
Gain on sale of property rights	250,000		-		-
Total other income	5,907,928		5,269,865		5,039,322

Other Expenses
Salaries and benefits	9,051,834		8,263,400		7,769,172
Net occupancy expense of premises	1,016,527		920,866		863,600
Furniture and equipment	1,360,063		1,303,990		1,274,349
Other operating expenses	5,219,720		5,165,982		4,941,149
Loss on sale of securities	82,564		-		-
Total other expenses	16,730,708		15,654,238		14,848,270

Income before income taxes	8,067,287		8,218,208		7,218,452

Income tax expense	2,463,745		2,516,591		2,240,268

Net Income	$5,603,542		$5,701,617		$4,978,184

Earnings per Share, basic	$1.61		$1.66		$1.49

Earnings per Share, assuming dilution	$1.56		$1.60		$1.41

Dividends per Share	$0.745		$0.645		$0.560
		=		=

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
For the Three Months Ended December 31, 2006 and 2005

	2006	2005
Interest Income
Interest and fees on loans	$7,339,172	$6,255,861
Interest and dividends on securities available for sale:
Taxable interest income	390,991	435,253
Interest income exempt from federal income taxes	13,139	13,061
Dividends	140,779	99,121
Interest on federal funds sold	70,033	812
Interest on deposits in other banks	3,151	3,040
Total interest income	7,957,265	6,807,148

Interest Expense
Interest on deposits	2,318,350	1,430,660
Interest on federal funds purchased	62,953	144,472
Interest on Federal Home Loan Bank advances	703,555	285,049
Distribution on capital securities of subsidiary trusts	162,558	73,304
Total interest expense	3,247,416	1,933,485

Net interest income	4,709,849	4,873,663
Provision for loan losses	-	-

Net interest income after
provision for loan losses	4,709,849	4,873,663

Other Income
Wealth management income	342,994	297,061
Service charges on deposit accounts	718,353	638,448
Other service charges, commissions and income	428,928	343,426
Gain on sale of property rights	—	—
Total other income	1,490,275	1,278,935

Other Expenses
Salaries and benefits	2,281,909	2,028,365
Net occupancy expense of premises	272,217	212,770
Furniture and equipment	350,772	355,459
Other operating expenses	1,201,580	1,175,838
Loss on sale of securities	—	—
Total other expenses	4,106,478	3,772,432

Income before income taxes	2,093,646	2,380,166

Income tax expense	658,859	710,745

Net Income	$1,434,787	$1,669,421

Earnings per Share, basic	$0.41	$0.48

Earnings per Share, assuming dilution	$0.40	$0.47

Dividends per Share	$0.190	$0.175

Fauquier Bankshares, Inc. and Subsidiaries
Selected Financial Data
(Unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
	2006	2005	2006	2005
DOLLAR PER SHARE DATA:
Net income per share, basic	$0.41	$0.48	$1.61	$1.66
Net income per share, diluted	$0.40	$0.47	$1.56	$1.60
Book value at period end	$11.13	$10.32	$11.13	$10.32
PERFORMANCE RATIOS:
Net interest margin (1)	3.98%	4.54%	4.28%	4.67%
Return on average assets	1.14%	1.43%	1.14%	1.27%
Return on average equity	14.52%	18.90%	14.86%	16.94%
Efficiency ratio (2)	65.62%	60.82%	65.90%	63.77%
ASSET QUALITY RATIOS:
Allowance for loan losses to period end loans, net	1.07%	1.11%	1.07%	1.11%
Non-performing assets to period end loans
and other real estate owned	0.42%	0.05%	0.42%	0.05%
Net charge-offs to average loans	0.03%	0.08%	0.03%	0.08%
CAPITAL RATIOS:
Leverage	9.54%	8.66%
Risk Based Capital Ratios:
Tier 1 capital	12.68%	10.83%
Total capital	13.87%	11.97%
(1) Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Corporation’s net yield on its earning assets.
(2) Efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income.